Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 29, 2009
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

41% INCREASE IN 2009 THIRD QUARTER EARNINGS PER DILUTED SHARE,

RAISES FULL YEAR GUIDANCE

Consolidated Results of Operations - Three-month periods ended September 30, 2009 and 2008:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $51.1 million, or an increase of 41% to $1.03 per diluted share, during the third quarter of 2009 as compared to $37.0 million, or $.73 per diluted share, during the comparable quarter of the prior year.

Net revenues increased 4% to $1.30 billion during the third quarter of 2009 as compared to $1.24 billion during the third quarter of 2008.

“We are extremely pleased with these solid results in an extremely challenging environment,” said Alan B. Miller, Chief Executive Officer. “The continued economic weakness continues to drive higher levels of uncompensated care and pressure certain markets in particular, but the overall balance in our acute portfolio and the very steady performance of our behavioral segment has contributed to another very satisfying performance this quarter.”

Consolidated Results of Operations - Nine-month periods ended September 30, 2009 and 2008:

Reported net income attributable to UHS was $199.5 million, or $4.04 per diluted share, during the nine-month period ended September 30, 2009 as compared to $152.9 million, or $2.99 per diluted share, during the comparable nine-month period of the prior year.

As indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information, included in our net income attributable to UHS during the nine-month period ended September 30, 2009, was a combined $9.8 million, or $.20 per diluted share, consisting of: (i) a favorable after-tax adjustment of $14.1 million, or $.29 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2009 based upon a reserve analysis, partially offset by; (ii) an unfavorable discrete tax item of $4.3 million, or $.09 per diluted share, as discussed below.

After adjusting the reported results for the nine-month period ended September 30, 2009 to neutralize the net favorable impact of the above-mentioned adjustments (there were no adjustments applicable to the comparable nine-month prior year period), our adjusted net income attributable to UHS was $189.7 million, or an increase of 28% to $3.84 per diluted share, during the nine-month period ended September 30, 2009, as compared to $152.9 million, or $2.99 per diluted share during the comparable nine-month period of the prior year.

Net revenues increased 3% to $3.91 billion during the nine-month period ended September 30, 2009 as compared to $3.79 billion during the comparable nine-month period of the prior year.

Acute Care Services - Three-month periods ended September 30, 2009 and 2008:

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions increased 0.5% while patient days decreased 2.2% during the third quarter of 2009, as compared to the third quarter of 2008. Net revenues at these facilities increased 5.3% during the third quarter of 2009 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 2.6% while net revenue per adjusted patient day increased 5.5% during the third quarter of 2009 as compared to the comparable quarter of the prior year. On a same facility basis, the operating margin (net revenues less salaries, wages and benefits, other operating expenses, supplies expense and provision for doubtful accounts) at our acute care hospitals increased to 13.0% during the third quarter of 2009 as compared to 11.6% during the third quarter of 2008.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $169 million and $154 million during the three-month periods ended September 30, 2009 and 2008, respectively.

Acute Care Services - Nine-month periods ended September 30, 2009 and 2008:

During the nine-month period ended September 30, 2009, on a same facility basis, inpatient admissions to our acute care facilities increased 0.3% while patient days decreased 1.7%, as compared to the comparable period of the prior year. Net revenues at our acute care facilities increased 3.0% during the nine-month period ended September 30, 2009 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted admission increased 1.1% while net revenue per adjusted patient day increased 3.1% during the nine-month period ended September 30, 2009 as compared to the comparable period of the prior year. On a same facility basis, the operating margin at our acute care hospitals increased to 15.8% during the nine-month period ended September 30, 2009 as compared to 14.2% during the comparable period of the prior year.

Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $509 million and $450 million during the nine-month periods ended September 30, 2009 and 2008, respectively.

Behavioral Health Care Services - Three-month periods ended September 30, 2009 and 2008:

At our behavioral health care facilities, on a same facility basis, inpatient admissions increased 2.1% and patient days increased 1.4% during the third quarter of 2009 as compared to the third quarter of 2008. Net revenues at these facilities increased 3.6% during the third quarter of 2009 as compared to the comparable quarter in the prior year. Net revenue per adjusted patient day at these facilities increased 2.2% during the third quarter of 2009 over the comparable prior year quarter. The operating margin at our behavioral health care facilities owned during both periods was 25.2% during the third quarter of 2009 as compared to 23.5% during the third quarter of 2008.

Behavioral Health Care Services – Nine-month periods ended September 30, 2009 and 2008:

During the nine-month period ended September 30, 2009, on a same facility basis, inpatient admissions to our behavioral health care facilities increased 1.6% while patient days increased 0.4%, as compared to the comparable period of the prior year. Net revenues at our behavioral health care facilities increased 3.5% during the nine-month period ended September 30, 2009 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted patient day increased 3.5% during the nine-month period ended September 30, 2009 as compared to the comparable prior year period. On a same facility basis, the operating margin at our behavioral health facilities increased to 25.5% during the nine-month period ended September 30, 2009 as compared to 24.1% during the comparable period of the prior year.

2009 Full Year Guidance Increased to $4.65 to $4.80 Per Diluted Share:

Based upon the operating trends and financial results experienced during the first nine months of 2009, and subject to certain assumptions, provisions and adjustments, including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures, we are increasing our estimated range of earnings per diluted share from continuing operations for the year ended December 31, 2009 to $4.65 to $4.80 from the previously provided range of $4.40 to $4.55. This revised guidance range excludes the net favorable impact of $.20 per diluted share resulting from the above-mentioned items that were included in our results for the nine-month periods ended September 30, 2009 (consisting of the favorable impact resulting from the reduction to our professional and general liability self-insurance reserves and the unfavorable impact resulting from the discrete tax item).

Settlement of South Texas Health System Affiliates Investigation:

As previously disclosed, since November, 2005, the government had been investigating our South Texas Health System affiliates. The investigation was focused on certain arrangements which, the government believed, may have violated Medicare and Medicaid rules and regulations pertaining to payments to physicians and the solicitation of patient referrals from physicians and other matters relating to payments to various individuals which may have constituted improper payments.

We have recently entered into a settlement agreement with the government in connection with this matter whereby we have agreed to pay $27.5 million and have entered into a corporate integrity agreement with respect to the South Texas Health System facilities. During 2008, we recorded a pre-tax charge of $25 million to establish a reserve in connection with this matter. Also, during the first six months of 2009 we: (i) reserved an additional $3 million in connection with this matter, and; (ii) recorded a $4.3 million unfavorable discrete tax item to reflect the estimated nondeductible portion of the amount reserved. We do not expect to incur any additional material charges in connection with this matter.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 30, 2009. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on October 30, 2009 and will continue through midnight on November 13, 2009. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 35911099. This call will also be available live over the internet at our web site at www.uhsinc.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2008 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2009), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations attributable to UHS, adjusted income from continuing operations attributable to UHS per diluted share, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2008 and Report on Form 10-Q for the quarter ended June 30, 2009. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net revenues	$1,295,109	$1,244,462	$3,911,168	$3,785,015

Operating charges:
Salaries, wages and benefits	558,244	530,858	1,641,491	1,600,514
Other operating expenses	253,792	269,299	759,907	777,257
Supplies expense	171,652	170,743	522,030	524,246
Provision for doubtful accounts	141,086	125,003	380,734	365,446
Depreciation and amortization	51,205	48,465	153,424	142,544
Lease and rental expense	17,253	17,600	51,912	53,021

	1,193,232	1,161,968	3,509,498	3,463,028

Income from continuing operations before interest expense and income taxes	101,877	82,494	401,670	321,987

Interest expense, net	10,780	13,419	35,297	40,147

Income from continuing operations before income taxes	91,097	69,075	366,373	281,840

Provision for income taxes	32,043	22,536	131,308	95,352

Income from continuing operations	59,054	46,539	235,065	186,488

Income from continuing operations attributable to minority interests	7,980	9,316	35,557	34,022

Income from continuing operations attributable to UHS	51,074	37,223	199,508	152,466

(Loss) income from discontinued operations, net of income tax expense (a)	-	(226)	-	434

Net income attributable to UHS	$51,074	$36,997	$199,508	$152,900

Basic earnings per share attributable to UHS (b)
From continuing operations	$1.04	$0.73	$4.05	$2.99
From discontinued operations	-	-	-	0.01

Total basic earnings per share	$1.04	$0.73	$4.05	$3.00

Diluted earnings per share attributable to UHS (b)
From continuing operations	$1.03	$0.73	$4.04	$2.98
From discontinued operations	-	-	-	0.01

Total diluted earnings per share	$1.03	$0.73	$4.04	$2.99

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
(a) Calculation of income from discontinued operations, net of income tax:

(Loss) income from discontinued operations, pre-tax	-	$(363)		$706
Income tax benefit (expense)	-	137	-	(272)

(Loss) income from discontinued operations, net of taxes	-	$(226)	-	$434

(b) Earnings per share calculation:

Basic and diluted:
Income from continuing operations attributable to UHS	$51,074	$37,223	$199,508	$152,466
Less: Net income attributable to unvested restricted share grants	(217)	(88)	(912)	(576)

Income from continuing operations - basic and diluted	50,857	37,135	198,596	151,890
(Loss) income from discontinued operations	-	(226)	-	434

Net income attributable to UHS - basic and diluted	$50,857	$36,909	$198,596	$152,324

Weighted average number of common shares - basic	48,887	50,544	48,981	50,812

Basic earnings per share attributable to UHS:
From continuing operations	$1.04	$0.73	$4.05	$2.99
From discontinued operations	-	-	-	0.01

Total basic earnings per share	$1.04	$0.73	$4.05	$3.00

Weighted average number of common shares	48,887	50,544	48,981	50,812
Add: Other share equivalents	365	134	189	88

Weighted average number of common shares and equiv. - diluted	49,252	50,678	49,170	50,900

Diluted earnings per share attributable to UHS:
From continuing operations	$1.03	$0.73	$4.04	$2.98
From discontinued operations	-	-	-	0.01

Total diluted earnings per share	$1.03	$0.73	$4.04	$2.99

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended September 30, 2009 and 2008

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30, 2009		Three months ended September 30, 2008
Net revenues	$1,295,109	100.0%	$1,244,462	100.0%

Operating charges:
Salaries, wages and benefits	558,244	43.1%	530,858	42.7%
Other operating expenses	253,792	19.6%	269,299	21.6%
Supplies expense	171,652	13.3%	170,743	13.7%
Provision for doubtful accounts	141,086	10.9%	125,003	10.0%

	1,124,774	86.8%	1,095,903	88.1%

Operating income/margin	170,335	13.2%	148,559	11.9%

Lease and rental expense	17,253		17,600
Income from continuing operations attributable to minority interests	7,980		9,316

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	145,102		121,643

Depreciation and amortization	51,205		48,465
Interest expense, net	10,780		13,419

Income before income taxes	83,117		59,759

Provision for income taxes	32,043		22,536

Income from continuing operations attributable to UHS	51,074		37,223

Loss from discontinued operations, net of income taxes	-		(226)

Net income attributable to UHS	$51,074		$36,997

	Three months ended September 30, 2009		Three months ended September 30, 2008
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations Attributable to UHS
Income from continuing operations attributable to UHS	$51,074	$1.03	$37,223	$0.73
Plus/minus adjustments:
Reduction of reserve for professional and general liability self-insured claims, net of income taxes	-	-	-	-
Unfavorable discrete tax item	-	-	-	-

Subtotal after-tax adjustments to income from continuing operations attributable to UHS	-	-	-	-

Adjusted income from continuing operations attributable to UHS	$51,074	$1.03	$37,223	$0.73

Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$51,074	$1.03	$36,997	$0.73
After-tax adjustments to income from continuing operations attributable to UHS, as indicated above	-	-	-	-

Adjusted net income attributable to UHS	$51,074	$1.03	$36,997	$0.73

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the nine months ended September 30, 2009 and 2008

(in thousands, except per share amounts)

(unaudited)

	Nine months ended September 30, 2009		Nine months ended September 30, 2008
Net revenues	$3,911,168	100.0%	$3,785,015	100.0%

Operating charges:
Salaries, wages and benefits	1,641,491	42.0%	1,600,514	42.3%
Other operating expenses	759,907	19.4%	777,257	20.5%
Supplies expense	522,030	13.3%	524,246	13.9%
Provision for doubtful accounts	380,734	9.7%	365,446	9.7%

	3,304,162	84.5%	3,267,463	86.3%

Operating income/margin	607,006	15.5%	517,552	13.7%

Lease and rental expense	51,912		53,021
Income from continuing operations attributable to minority interests	35,557		34,022

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	519,537		430,509

Depreciation and amortization	153,424		142,544
Interest expense, net	35,297		40,147

Income before income taxes	330,816		247,818

Provision for income taxes	131,308		95,352

Income from continuing operations attributable to UHS	199,508		152,466

Income from discontinued operations, net of income taxes	-		434

Net income attributable to UHS	$199,508		$152,900

	Nine months ended September 30, 2009		Nine months ended September 30, 2008
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations Attributable to UHS
Income from continuing operations attributable to UHS	$199,508	$4.04	$152,466	$2.98
Plus/minus adjustments:
Reduction of reserve for professional and general liability self-insured claims, net of income taxes	(14,168)	(0.29)	-	-
Unfavorable discrete tax item	4,331	0.09

Subtotal after-tax adjustments to income from continuing operations attributable to UHS	(9,837)	(0.20)	-	-

Adjusted income from continuing operations attributable to UHS	$189,671	$3.84	$152,466	$2.98

Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$199,508	$4.04	$152,900	$2.99
After-tax adjustments to income from continuing operations attributable to UHS, as indicated above	(9,837)	(0.20)	-	-

Adjusted net income attributable to UHS	$189,671	$3.84	$152,900	$2.99

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

(unaudited)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$13,630	$5,460
Accounts receivable, net	596,232	625,437
Supplies	80,726	76,043
Other current assets	35,365	26,375
Deferred income taxes	47,457	34,522
Current assets held for sale	21,580	21,580

Total current assets	794,990	789,417

Property and equipment	3,644,113	3,355,974
Less: accumulated depreciation	(1,386,112)	(1,255,682)

	2,258,001	2,100,292

Other assets:
Goodwill	732,685	732,937
Deferred charges	9,666	10,428
Other	106,167	109,388

	$3,901,509	$3,742,462

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$2,918	$8,708
Accounts payable and accrued liabilities	629,033	542,008
Federal and state taxes	-	10,409

Total current liabilities	631,951	561,125

Other noncurrent liabilities	396,678	407,652
Long-term debt	852,270	990,661
Deferred income taxes	52,208	12,439

UHS common stockholders’ equity	1,728,194	1,543,850
Minority interest	240,208	226,735

Total equity	1,968,402	1,770,585

	$3,901,509	$3,742,462

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2009	2008
Cash Flows from Operating Activities:
Net income attributable to UHS	$199,508	$152,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	153,424	144,711
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	20,747	(7,796)
Construction management and other receivable	13,697	(1,674)
Accrued interest	10,712	11,290
Accrued and deferred income taxes	10,824	(3,418)
Other working capital accounts	40,434	35,941
Other assets and deferred charges	3,716	16,317
Other	7,541	12,354
Minority interest in earnings of consolidated entities	35,557	34,022
Accrued insurance expense, net of commercial premiums paid	31,321	58,127
Payments made in settlement of self-insurance claims	(43,206)	(38,011)

Net cash provided by operating activities	484,275	414,763

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(278,825)	(239,880)
Acquisition of property and business	(9,006)	(14,775)
Proceeds received from sales of assets	818	32,634
Settlement proceeds received related to prior year acquisitions, net of expenses	-	1,539
Investment in joint-venture	-	(1,270)
Purchase of minority ownership interest in majority owned business	-	(1,058)

Net cash used in investing activities	(287,013)	(222,810)

Cash Flows from Financing Activities:
Reduction of long-term debt	(143,844)	(219,311)
Additional borrowings	170	150,155
Repurchase of common shares	(15,467)	(104,436)
Dividends paid	(11,821)	(12,147)
Issuance of common stock	1,568	1,751
Profit distributions related to minority interests in majority owned businesses	(19,698)	(18,820)
Capital contributions from minority member	-	2,306

Net cash used in financing activities	(189,092)	(200,502)

Increase (decrease) in cash and cash equivalents	8,170	(8,549)
Cash and cash equivalents, beginning of period	5,460	16,354

Cash and cash equivalents, end of period	$13,630	$7,805

Supplemental Disclosures of Cash Flow Information:
Interest paid	$32,357	$34,198

Income taxes paid, net of refunds	$120,429	$97,907

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

	% Change Quarter Ended	% Change 9 months ended
Same Facility:	9/30/2009	9/30/2009
Acute Care Hospitals
Revenues	5.3%	3.0%
Adjusted Admissions	2.6%	1.9%
Adjusted Patient Days	-0.1%	-0.1%
Revenue Per Adjusted Admission	2.6%	1.1%
Revenue Per Adjusted Patient Day	5.5%	3.1%

Behavioral Health Hospitals

Revenues	3.6%	3.5%
Adjusted Admissions	2.0%	1.1%
Adjusted Patient Days	1.4%	-0.1%
Revenue Per Adjusted Admission	1.5%	2.3%
Revenue Per Adjusted Patient Day	2.2%	3.5%

UHS Consolidated	Third Quarter Ended		Nine months Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008

Revenues	$1,295,109	$1,244,462	$3,911,168	$3,785,015
EBITDA (1)	145,102	121,643	519,537	430,509
EBITDA Margin (1)	11.2%	9.8%	13.3%	11.4%

Cash Flow From Operations	183,436	204,689	484,275	414,763
Days Sales Outstanding	42	46	42	46
Capital Expenditures	95,577	83,818	278,825	239,880

Debt			855,188	943,721
Shareholders Equity			1,728,194	1,566,314
Debt / Total Capitalization			33.1%	37.6%
Debt / EBITDA (2)			1.31	1.70
Debt / Cash From Operations (2)			1.61	2.14

Acute Care EBITDAR Margin (3)	13.0%	11.6%	15.8%	14.2%
Behavioral Health EBITDAR Margin (3)	24.5%	23.0%	24.9%	23.5%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation, minority interest and prior year self insurance reserve adjustment booked in 2009

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2009

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	09/30/09	09/30/08	% change	09/30/09	09/30/08	% change
Hospitals owned and leased	21	21	0.0%	84	81	3.7%
Average licensed beds	5,465	5,450	0.3%	7,977	7,618	4.7%
Patient days	280,269	286,552	-2.2%	532,228	519,362	2.5%
Average daily census	3,046.4	3,114.7	-2.2%	5,785.1	5,645.2	2.5%
Occupancy-licensed beds	55.7%	57.2%	-2.5%	72.5%	74.1%	-2.1%
Admissions	65,082	64,738	0.5%	35,005	32,786	6.8%
Length of stay	4.3	4.4	-2.7%	15.2	15.8	-4.0%

Inpatient revenue	$2,380,103	$2,259,640	5.3%	$524,713	$488,986	7.3%
Outpatient revenue	1,038,772	917,982	13.2%	68,577	61,358	11.8%
Total patient revenue	3,418,875	3,177,622	7.6%	593,290	550,344	7.8%
Other revenue	16,848	18,019	-6.5%	7,357	8,183	-10.1%
Gross hospital revenue	3,435,723	3,195,641	7.5%	600,647	558,527	7.5%

Total deductions	2,488,456	2,296,314	8.4%	271,315	247,695	9.5%

Net hospital revenue	$947,267	$899,327	5.3%	$329,332	$310,832	6.0%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	09/30/09	09/30/08	% change	09/30/09	09/30/08	% change
Hospitals owned and leased	21	21	0.0%	79	79	0.0%
Average licensed beds	5,465	5,450	0.3%	7,697	7,547	2.0%
Patient days	280,269	286,552	-2.2%	520,564	513,231	1.4%
Average daily census	3,046.4	3,114.7	-2.2%	5,658.3	5,578.6	1.4%
Occupancy-licensed beds	55.7%	57.2%	-2.5%	73.5%	73.9%	-0.5%
Admissions	65,082	64,738	0.5%	33,448	32,767	2.1%
Length of stay	4.3	4.4	-2.7%	15.6	15.7	-0.6%

(1)	Acute care hospitals located in New Orleans and Central Montgomery Medical Center are excluded in current and prior years.
(2)	Centennial Peaks, Coastal Behavioral, Shenandoah Valley and Springwoods Behavioral are excluded in both current and prior years. Central Florida and Summit Ridge Hospital is included from September 1st through year to date. Broad Horizons, Highlander RTC, Midwest Youth and Vista Group Homes are excluded in both current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2009

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	09/30/09	09/30/08	% change	09/30/09	09/30/08	% change
Hospitals owned and leased	21	21	0.0%	84	81	3.7%
Average licensed beds	5,465	5,452	0.2%	7,876	7,629	3.2%
Patient days	877,224	892,689	-1.7%	1,574,698	1,580,086	-0.3%
Average daily census	3,213.3	3,258.0	-1.4%	5,768.1	5,766.7	0.0%
Occupancy-licensed beds	58.8%	59.8%	-1.6%	73.2%	75.6%	-3.1%
Admissions	199,226	198,685	0.3%	103,025	98,228	4.9%
Length of stay	4.4	4.5	-2.0%	15.3	16.1	-5.0%

Inpatient revenue	$7,430,016	$6,999,680	6.1%	$1,552,640	$1,467,036	5.8%
Outpatient revenue	3,081,566	2,748,382	12.1%	209,218	193,281	8.2%
Total patient revenue	10,511,582	9,748,062	7.8%	1,761,858	1,660,317	6.1%
Other revenue	53,625	55,733	-3.8%	23,608	26,234	-10.0%
Gross hospital revenue	10,565,207	9,803,795	7.8%	1,785,466	1,686,551	5.9%

Total deductions	7,705,648	7,027,568	9.6%	801,392	745,545	7.5%

Net hospital revenue	$2,859,559	$2,776,227	3.0%	$984,074	$941,006	4.6%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)
	09/30/09	09/30/08	% change	09/30/09	09/30/08	% change

Hospitals owned and leased	21	21	0.0%	79	79	0.0%
Average licensed beds	5,465	5,452	0.2%	7,630	7,476	2.1%
Patient days	877,231	892,665	-1.7%	1,549,466	1,544,017	0.4%
Average daily census	3,213.3	3,257.9	-1.4%	5,675.7	5,635.1	0.7%
Occupancy-licensed beds	58.8%	59.8%	-1.6%	74.4%	75.4%	-1.3%
Admissions	199,226	198,685	0.3%	99,584	98,054	1.6%
Length of stay	4.4	4.5	-2.0%	15.6	15.7	-1.2%

(1)	Acute care hospitals located in New Orleans and Central Montgomery Medical Center are excluded in current and prior years.
(2)	Centennial Peaks, Coastal Behavioral, Shenandoah Valley and Springwoods Behavioral are excluded in both current and prior years. Central Florida and Summit Ridge Hospital is included from September 1st through year to date. Broad Horizons, Highlander RTC, Midwest Youth and Vista Group Homes are excluded in both current and prior years.